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                                                                    EXHIBIT 10.1

                                LEASE AGREEMENT

                                 BY AND BETWEEN

                                WR&E-CHESTER, LLC
                     a New Jersey limited liability company

                                             "Landlord"

                                      -and-

                      ADAMS RESPIRATORY THERAPEUTICS, INC.
                            a New Jersey corporation,

                                    "Tenant"

                            DATED: October 31, 2005

                                   LAW OFFICES

                          EPSTEIN, FITZSIMMONS, BROWN,
                             GIOIA, JACOBS & SPROULS
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                         Chatham Township, NJ 07928-0901
                                 (973) 593-4900
                               Fax (973) 593-4966

                                LEASE AGREEMENT

BY AND BETWEEN:

WR&E-CHESTER, LLC
a New Jersey limited liability company

                                   "Landlord"

      -and-

ADAMS RESPIRATORY THERAPEUTICS, INC.
a New Jersey corporation,

                                    "Tenant"

PREMISES:  2&4 Mill Ridge Lane
           Chester, New Jersey

PREPARED BY: ROBERT K. BROWN, ESQ.

DATED:

October 31, 2005

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                                TABLE OF CONTENTS

1.   LEASED PREMISES..............................................................................    2

2.   TERM OF LEASE................................................................................    2

3.   RENT.........................................................................................    3

4.   CONDITION OF LEASED PREMISES.................................................................    5

5.   USE..........................................................................................    7

6.   REPAIRS AND MAINTENANCE......................................................................    7

7.   UTILITIES....................................................................................    9

8.   TAXES........................................................................................    9

9.   INSURANCE....................................................................................   11

10.  SIGNS........................................................................................   13

11.  FIXTURES.....................................................................................   13

12.  GLASS........................................................................................   14

13.  ASSIGNMENT AND SUBLETTING....................................................................   14

14.  FIRE AND CASUALTY............................................................................   16

15.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS..................................................   19

16.  INSPECTION BY LANDLORD.......................................................................   21

17.  DEFAULT BY TENANT............................................................................   22

18.  LIABILITY OF TENANT FOR DEFICIENCY...........................................................   26

19.  NOTICES......................................................................................   26

20.  NON-WAIVER BY LANDLORD.......................................................................   27

21.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS.........................................   27

22.  NON-LIABILITY OF LANDLORD....................................................................   29

23.  WARRANTY OF TITLE............................................................................   29

24.  RESERVATION OF EASEMENT......................................................................   30

25.  AIR, GROUND AND WATER POLLUTION..............................................................   30

26.  STATEMENT OF ACCEPTANCE......................................................................   31

27.  FORCE MAJEURE................................................................................   31

28.  STATEMENTS BY LANDLORD AND TENANT............................................................   31

29.  CONDEMNATION.................................................................................   32

30.  QUIET ENJOYMENT..............................................................................   33

31.  SURRENDER OF LEASED PREMISES.................................................................   33

32.  INDEMNITY....................................................................................   34

33.  SHORT FORM LEASE.............................................................................   35

34.  LEASE CONSTRUCTION...........................................................................   36

35.  BIND AND INURE CLAUSE........................................................................   36

36.  DEFINITIONS..................................................................................   36

37.  NET RENT.....................................................................................   36

38.  DEFINITION OF TERM OF "LANDLORD".............................................................   37

39.  COVENANTS OF FURTHER ASSURANCES..............................................................   37

40.  LANDLORD'S REMEDIES..........................................................................   37

41.  COVENANT AGAINST LIENS.......................................................................   39

42.  BROKERAGE....................................................................................   40

43.  SUBORDINATION OF LEASE.......................................................................   40

44.  LIMIT OF LANDLORD'S LIABILITY................................................................   41

45.  LOSS OF OPTION RIGHTS........................................................................   41

46.  SECURITY.....................................................................................   42

47.  SURVIVAL OF OBLIGATION.......................................................................   42

48.  OPTION TO RENEW..............................................................................   44

49.  EXECUTION AND DELIVERY.......................................................................   45

SCHEDULE "A"    -      METES AND BOUNDS

SCHEDULE "B"    -      BASE BUILDING PLANS

SCHEUDLE "B-1"  -      TENANT'S PLAN

SCHEDULE "C"    -      LANDSCAPING SERVICES

      THIS AGREEMENT, made the 31st day of October, 2005, by and between WR&E-CHESTER, LLC, a New Jersey limited liability company, having an office c/o The Walsh Company, LLC, 1776 On The Green, 67 Park Place East, Morristown, New Jersey 07960, hereinafter called the "Landlord"; and ADAMS RESPIRATORY THERAPEUTICS, INC., a New Jersey corporation, about to have an office at 2 & 4 Mill Ridge Lane, Chester, New Jersey 07930, hereinafter called the "Tenant".

                              W I T N E S S E T H :

      WHEREAS, the Landlord is about to acquire certain lands and premises in the Borough of Chester, County of Morris and State of New Jersey, which said lands and premises are located at 2&4 Mill Ridge Lane, and are more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof (the "Property"); and

      WHEREAS, there has been erected on the Property two (2) office buildings containing, in the aggregate, approximately 32,000 square feet (hereinafter collectively called the "Building", and which Building and Property are hereinafter called the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

      NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

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      1. LEASED PREMISES

            The Leased Premises shall consist of the Building containing approximately 32,000 square feet as said Building is located on and together with the Property and all improvements thereon which have been constructed for the use of the Tenant, and together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto.

      2. TERM OF LEASE

            2.1 The Landlord leases unto the Tenant and the Tenant hires the Leased Premises for the term of twelve (12) years, to commence on or about March 1, 2006, subject to the provisions of Article 2.2 hereof.

            2.2 Subject to the terms and conditions of this lease, in the event the Leased Premises are delivered to the Tenant in the manner provided in
Article 4 hereof prior to or after March 1, 2006, the lease term of twelve (12) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of twelve (12) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's Base Rent for that portion of the month between the date of delivery of the Leased Premises to the Tenant and the Commencement Date. During any such period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the Leased Premises by the Tenant. Upon the determination of the actual Commencement Date and the actual expiration date, the Landlord and the Tenant shall each execute and deliver a commencement letter in the form of Schedule "D" attached hereto.

            2.3 Notwithstanding anything herein contained to the contrary, Tenant shall have the right and option of canceling this lease in the event that
(a) Landlord has not obtained the title to the Property on or before April 30, 2006 or (b) the Leased Premises have not been delivered to Tenant, in the manner required by Article 4 hereof, on or before August 31, 2006.

      3. RENT

            3.1 The Tenant covenants and agrees to pay the annual rent ("Base Rent") as follows:

                  (a) During first (1st) through third (3rd) years of the lease term, Tenant shall pay Base Rent in the amount of EIGHT HUNDRED SIXTEEN THOUSAND AND 00/100 ($816,000.00) DOLLARS per annum, payable in equal installments in the sum of SIXTY EIGHT THOUSAND AND 00/100 DOLLARS ($68,000.00) per month.

                  (b) During the fourth (4th) through sixth (6th) years of the lease term, Tenant shall pay Base Rent in the amount of EIGHT HUNDRED SEVENTY TWO THOUSAND AND 00/100 ($872,000.00) DOLLARS per annum, payable in equal installments in the sum of SEVENTY TWO THOUSAND SIX HUNDRED SIXTY SIX AND 67/100 ($72,666.67) DOLLARS per month.

                  (c) During the seventh (7th) through ninth (9th) years of the lease term, Tenant shall pay Base Rent in the amount of NINE HUNDRED TWENTY THOUSAND AND 00/100 ($920,000.00) DOLLARS per annum, payable in equal installments in the sum of SEVENTY SIX THOUSAND SIX HUNDRED SIXTY SIX AND 67/100 ($76,666.67) DOLLARS per month.

                  (d) During the tenth (10th) through twelfth (12th) years of the lease term, Tenant shall pay Base Rent in the amount of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS per

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annum, payable in equal installments in the sum of EIGHTY THREE THOUSAND THREE
HUNDRED THIRTY THREE AND 33/100 ($83,333.33) DOLLARS per month.

                  (e) The foregoing installments of Base Rent shall be paid promptly, in advance, on the first day of each and every month during the term of this lease, without demand and without offset or deduction, together with such additional rent and other charges ("Additional Rent") required to be paid by Tenant as are hereinafter set forth.

            3.2 Any installment of Base Rent or Additional Rent (herein collectively referred to as "Rent") accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth
(5th) day of any lease month, shall bear a late charge of five (5%) percent of such Base Rent or Additional Rent, to be paid therewith, and the failure to pay such charge shall be a default, provided, Tenant shall be entitled to an additional grace period of three (3) business days after notice from the Landlord with respect to the first late payment in any calendar year. Such late charge shall be deemed to be Additional Rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or Additional Rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

            3.3 Receipt and acceptance by Landlord of any Base Rent, Additional Rent and any other charge with knowledge of Tenant's default in any covenant or condition of this lease shall not be deemed a waiver of such default.

            3.4 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

      4. CONDITION OF LEASED PREMISES

            It is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the Commencement Date in an "as is" condition, except that the Landlord hereby agrees that it shall (a) deliver the Leased Premises with all work set forth on the plans and specifications which are listed on Schedule "B" annexed hereto ("Base Building Plans"), having been completed, and (b) Landlord shall install leasehold improvements within the Leased Premises in accordance with the plans and specifications which are annexed hereto and made a part hereof as Schedule "B-1" ("Tenant's Plan"), and in accordance with the budget which is annexed hereto and made a part hereof as Schedule "B-2" (the "Budget"). All work required by Tenant's Plan ("Tenant's Work") shall be performed by Landlord's designated contractor, The Walsh Company, LLC ("Landlord's Contractor"), at Tenant's sole cost, which cost shall not exceed ONE MILLION EIGHT HUNDRED NINETY EIGHT THOUSAND ONE HUNDRED FIFTY ONE AND 32/100 ($1,898,151.32) DOLLARS (the "Agreed Cost"), except as hereinafter set forth. In the event Tenant requires any change to the Tenant's Work, Landlord's Contractor shall perform such work at cost, together with a charge of five (5%) percent for overhead and five (5%) percent for profit on the aggregate of all of such costs, pursuant to a written change order which shall be approved in writing by Landlord and Tenant. Upon execution of this lease, Tenant shall deliver to Landlord's Contractor the sum of SIX HUNDRED THIRTY TWO THOUSAND SEVEN HUNDRED SEVENTEEN AND 11/100 ($632,717.11) DOLLARS, representing one third (1/3) of Agreed Cost. An additional amount equal to one third (1/3) of the Agreed Cost will be delivered by Tenant to Landlord's Contractor upon completion of fifty (50%) percent of Tenant's Work and delivery by Landlord's Contractor of a certificate confirming such completion (which shall include a good faith estimate of the amount of time required to complete the balance of Tenant's
Work). The balance of the cost of Tenant's Work shall be paid by Tenant to Landlord's Contractor upon delivery of the Leased Premises to Tenant, together with a certificate of occupancy permitting Tenant's use and occupancy thereof. Landlord's Contractor shall perform Tenant's Work in a good and workmanlike manner, in accordance with all applicable building codes, rules and regulations. Landlord's Contractor shall warranty the Tenant's Work for a period of one (1) year following the Commencement Date hereunder, against defects and materials and workmanship. Within thirty (30) days of the Commencement Date, a punch list shall be prepared by the Landlord and the Tenant, the same to identify all items of the Tenant's Work yet to be completed or which have not be completed to the reasonable satisfaction of the Tenant (the "Punch List"). The Landlord will use commercially reasonable efforts to complete or cause to be completed the items on the Punch List within thirty (30) days after the Punch List is completed and agreed to by the Landlord and the Tenant (or such longer time as is necessary under the circumstances with respect to long-lead items). In addition, Landlord agrees that it shall cooperate with Tenant in enforcing the one (1) year warranty which Landlord shall obtain from the prior owner of the Property, with regard to the construction of the Base Building.

      5. USE

            The Tenant covenants and agrees to use and occupy the Leased Premises for office and general administration purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof. Tenant shall have twenty four (24) hour access to the Leased Premises, seven (7) days per week.

      6. REPAIRS AND MAINTENANCE

            6.1 The Landlord shall, with due diligence, at its own cost and expense, make all repairs to the interior and exterior bearing walls and foundation of the Building, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, agents or invitees, in which case such damage shall be repaired promptly by the Landlord at the Tenant's sole cost and expense.

            6.2 The Tenant shall, except as provided in Article 6.1 above, take good care of the Leased Premises and, at its cost and expense, maintain, repair and replace, as necessary, the interior and exterior of the Building, including, but not limited to the roof, roof leaders, drains, metal gravel stops and flashings, floor, loading dock, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain and repair the interior and exterior of the Building and shall, at the end of the expiration of the term, deliver up the Leased Premises in good order and condition, damages by the elements, ordinary wear and tear excepted. The Tenant shall enter into a maintenance contract in connection with the maintenance and repair of all mechanical systems serving the Building. Said contract shall be with a reputable, recognized contractor who is reasonably acceptable to the Landlord, and said contract shall provide for inspection and service every two (2) months during the term of this lease. The Tenant shall promptly forward a copy of such contract, and all inspection reports thereafter received by the Tenant, promptly upon Tenant receipt of same. The Tenant covenants and agrees that it shall not cause or permit any willful or material waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any deliberate overloading of the floors of the Building.

            6.3 The Landlord shall maintain, repair and replace, as necessary, the lawns, shrubbery, driveways and parking areas of the entire Property described on Schedule "A", at the Tenant's sole cost and expense. The Tenant shall enter into a maintenance and service contract with a landscaper who is reasonably acceptable to the Landlord, providing for the services set forth on Schedule "C" annexed hereto. In addition, the Tenant shall keep the walks and parking area adjacent to the Building free and clear of ice, snow and debris.

            6.4 At the Tenant's request, the Landlord will manage the entire Property, upon payment of a management fee equal to five (5%) percent of the Base Rent payable hereunder, prorated at a monthly basis. If Tenant does not desire Landlord to manage the entire Property, but requests that Landlord provide some of the maintenance, repair or replacement services

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required by this Article 6, any such work will be billed to the Tenant on a monthly basis, it being understood that Tenant shall reimburse the Landlord for the cost of such services, together with an additional ten (10%) percent for Landlord's overhead and profit, as Additional Rent, within fifteen (15) days following receipt by Tenant of Landlord's invoice therefore, which invoice shall be accompanied by reasonable supporting documentation.

      7. UTILITIES

            The Tenant shall, at its own cost and expense, pay all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water and standby sprinkler charges, if any, janitorial and garbage disposal service.

      8. TAXES

            8.1 The Tenant shall, during the term of the lease, promptly pay monthly, as Additional Rent, together with the Base Rent to be paid pursuant to
Article 3, one-twelfth (1/12th) of all real estate and personal property taxes assessed against the Leased Premises for land, Building and improvements, including such added assessment or omitted assessment which may be levied against the Leased Premises for the year 2005, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition to the obligation to pay all real estate taxes as hereinabove set forth, the Tenant shall, during the term of this lease, pay at its cost and expense the full cost of any levy for the installation of local improvements affecting the Leased Premises as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, together with any required interest. The real estate tax obligation of the Tenant hereinabove set forth shall include any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. The Landlord shall furnish to the Tenant annually during the month of July a copy of the annual real estate tax bill for the Property. In the event of any change in tax rate which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by the Landlord and the Tenant annually during the month of August of each lease year, or as soon thereafter as is reasonably practicable.

            8.2 If, at any time during the term of this lease, the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Building and the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the Leased Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

            8.3 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or

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Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in Article 8.2.

            8.4 The Tenant shall have the right, during the term of this lease, to contest any assessment of real estate taxes affecting the Building and Property, the Landlord hereby agrees that it shall cooperate with Tenant in connection with any such contest. The Tenant shall be entitled to any refund or rebate of real estate taxes resulting from any such tax appeal, provided the Tenant shall have paid that portion of the taxes being refunded or rebated.

      9. INSURANCE

            9.1 The Landlord shall obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, special form causes of loss property insurance (or its equivalent), including flood insurance if required by the Landlord, insuring the Property, in an amount and value equivalent to the full replacement value of all of the insurable improvements on the Property, with a commercially reasonable deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any) as well as all other insurance coverages carried in good faith by the Landlord. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The insurance shall be written by a good and solvent insurance company which is licensed to do business in the State of New Jersey and which is reasonably satisfactory to the Landlord. The Landlord shall have the right from time to time to cause its insurance company to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value, (inclusive of real estate taxes and applicable insurance premiums). In the event of any loss covered by such policy, Tenant shall be responsible to pay promptly to the Landlord the cost of repairing or restoring the Property, up to the deductible amount set forth in Landlord's insurance policy (but in no event greater than TEN THOUSAND AND 00/100 ($10,000.00) DOLLARS. The Tenant shall reimburse Landlord for the Landlord's reasonable and documented insurance premiums on a monthly basis, as Additional Rent, based upon reasonable estimates of such cost to be delivered by Landlord to the Tenant.

            9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry commercial general liability insurance covering the Leased Premises in the minimum amount of THREE MILLION ($3,000,000.00) DOLLARS. Said policy shall be a single limit policy. Notwithstanding the preceding sentence, Tenant may provide the required coverage by way of a combination of primary and "umbrella" insurance policies. The Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish the Landlord with a certificate of said liability insurance prior to the commencement of the term of this lease. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the lease.

            9.3 The Landlord and the Tenant mutually waive all right of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any nature whatsoever to property for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

      10. SIGNS

            The Tenant shall have the right and privilege of erecting on and at the Leased Premises such signs as the Tenant determines necessary for identifying the Tenant, subject to the prior written approval thereof by Landlord, which approval shall not be unreasonably withheld. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to the Building. It is expressly understood and agreed that the Tenant shall not erect roof signs.

      11. FIXTURES

            11.1 The Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the Building during the term of the lease. However, if the Tenant is in default beyond any applicable notice and/or cure period and vacates, or is dispossessed, and fails to remove any property, equipment and fixtures or other property prior to any such dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant.

            11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default beyond any applicable notice and/or cure period pursuant to the terms and conditions of this lease, and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises caused by such removal.

      12. GLASS

            The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Building which may become damaged or destroyed at Tenant's cost and expense.

      13. ASSIGNMENT AND SUBLETTING

            13.1 The Tenant may not assign this lease or sublet the Leased Premises, or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested, of its intention to assign or sublease. In such event, the Landlord shall have thirty (30) days from receipt of such notice to elect either (i) to recapture that portion of the Leased Premises which Tenant desires to sublet or assign and terminate the within lease (as to such portion) or

(ii) to consent to the assignment of the lease or the sublease of the Leased Premises, which consent shall not be unreasonably withheld, providing the proposed assignee or subtenant is financially responsible, and shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed. Any failure by the Landlord to respond to the Tenant's request within such thirty (30) day period shall constitute a consent thereto. In connection with any permitted assignment or subletting, the Tenant shall pay to the Landlord one-half (1/2) of any increment in Rent, or other consideration received by Tenant in lieu thereof (after payment of legal fees, brokerage commissions and any rent concession or tenant improvement allowance in connection with such assignment or subletting), per square foot per annum over the annual Base Rent then in effect.

            13.2 The Landlord's consent shall not be required and the terms and conditions of Article 13.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns this Lease to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated or reorganized, or to the purchaser of all or substantially all of the assets of Tenant or, so long as the Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, a change in ownership or control of the outstanding stock of the Tenant.

            13.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed by the Landlord to be disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

      14. FIRE AND CASUALTY

            14.1 In case of any damage to or destruction of the Building by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1, or which occurs during the last two (2) years of the lease term, the term hereby created shall, at the option of the Landlord, upon written notice to the Tenant, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. In the case of damage to or destruction of the Building which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of the Tenant, upon written notice to the landlord within thirty
(30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if the Tenant shall not elect to cancel this lease within the thirty (30) day period hereinabove provided (and provided that Landlord has not cancelled this lease as hereinabove permitted), the Landlord shall thereupon repair and restore the Building with reasonable speed and dispatch, and the Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Building is restored. Landlord, in any event, shall within thirty (30) days of such casualty advise Tenant in writing as to whether or not the Building can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the Building only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the Building to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, the Tenant shall immediately surrender the Leased Premises and the Tenant's interest in said lease to the Landlord, and the Tenant shall only pay Rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the Leased Premises thus discharged from this lease and may remove all parties therefrom.

            14.2 In the event of any other insured casualty, which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, the Landlord shall repair and restore the Building with reasonable speed and dispatch, and the Rent shall abate and be equitably apportioned as the case may be as to any portion of the Building which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The Rent, however, shall accrue and recommence immediately upon restoration of the Building.

            14.3 Nothing hereinabove contained with respect to the Tenant's right to abate Rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

            14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

            14.5 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

            14.6 Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within seven (7) months from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the seven (7) month period to terminate the lease by notice in writing by Tenant to

Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease.

            14.7 If this lease is terminated by either the Landlord or the Tenant as above permitted, the Landlord and the Tenant thereafter shall have no further obligation or claim, one to the other, and this lease shall be deemed null and void and of no further force and effect as of the date of the casualty, except that the Landlord and the Tenant shall remain liable for obligations accruing up until the date of termination and such obligations shall survive the termination of this lease.

      15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

            15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it will, during the lease term, promptly, at the Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of the Tenant therein.

                 (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

                  (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which are violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the Leased Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

            15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately after oral or telephonic notice to the extent reasonably practical) enter said Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default pursuant to Article 17 below on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided. In connection with any entry by Landlord pursuant to this Article 15.2, the Landlord shall use all reasonable efforts to minimize the disruption of the Tenant's use of the Leased Premises and all work performed by or on behalf of Landlord in or on the Leased Premises pursuant to this Article 15.2 shall be performed with as little inconvenience to the Tenant's business as is reasonably possible. In addition, the Landlord agrees to indemnify and hold the Tenant harmless from and against any and all loss, cost, damage and expense (including reasonable attorneys' fees and disbursements but excluding special or consequential damages) which the Tenant suffers or incurs by reason of the Landlord's entry into the Leased Premises.

      16. INSPECTION BY LANDLORD

            The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right, during normal business hours and after reasonable prior oral notice to the Tenant (except for emergency circumstances, for which oral or telephonic notice to the extent reasonably practical shall be acceptable), to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or, during the last nine (9) months of the term of the this lease (or at any time that Tenant is in default hereunder beyond applicable notice and cure periods), for exhibiting the same to prospective tenants and purchasers at all reasonable times, in all cases in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency). In connection with any entry by Landlord pursuant to this Article 16, the Landlord shall use all reasonable efforts to minimize the disruption of the Tenant's use of the Leased Premises and all work performed by or on behalf of Landlord in or on the Leased Premises pursuant to this Article 16 shall be performed with as little inconvenience to the Tenant's business as is reasonably possible. In addition, the Landlord agrees to indemnify and hold the Tenant harmless from and against any and all loss, cost, damage and expense (including reasonable attorneys' fees and disbursements but excluding special or consequential damages) which the Tenant suffers or incurs by reason of the Landlord's entry into the Leased Premises.

      17. DEFAULT BY TENANT

            17.1 Each of the following shall be deemed a default by Tenant and breach of this lease:

                  (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute and the same is not dismissed within ninety (90) days after filing;

                      (ii) dissolution or liquidation of the Tenant;

                      (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant;

                      (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant;

                      (v) making by the Tenant of an assignment for the benefit of creditors; or

                      (vi) abandonment, desertion or vacation of the Leased Premises by Tenant.

            If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                  (2) (i) Default in the payment of the Base Rent or Additional Rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                      (ii) A default in the performance of any other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after written notice. For purposes of this subdivision (2)
(ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

            17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, or in the event that Tenant is consistently late in the punctual payment of Base Rent and/or Additional Rent required to be paid under this lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period measured from the date of the first late payment, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is cured on or before the date specified for termination in the notice of termination served on the Tenant.

            17.3 In case this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, the Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased

Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

            17.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease the Landlord may make such changes in the character of the improvements on the Leased Premises as the Landlord may determine to be appropriate or helpful in effecting such lease, and the Landlord may grant reasonable and customary concessions or free rent. The Landlord agrees that it will take reasonable steps to mitigate the Tenant's damages and the Landlord's losses. It is specifically understood and agreed that the Landlord, by listing the Leased Premises for lease with a recognized real estate broker doing business in the Chester, New Jersey area, shall be conclusively deemed to have utilized reasonable efforts to mitigate the Tenant's damages. The Landlord shall not in any event be required to pay the Tenant any surplus of any sums received by the Landlord on a reletting of the Leased Premises in excess of the rent reserved in this lease.

            17.5 (1) In case this lease be terminated by summary proceedings, or otherwise, as provided in this Article

17, and whether or not the Leased Premises be relet, the Landlord shall be entitled to recover from the Tenant, the following:

                  (i) A sum equal to all expenses, if any, including reasonable counsel fees, incurred by the Landlord in recovering possession of the Leased Premises, the costs of reletting the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due and payable by the Tenant to the Landlord at such time or times as such expenses shall have been incurred by the Landlord (provided the Landlord delivers reasonable evidence substantiating such costs); and

                  (ii) A sum equal to all damages set forth in this Article 17 and in Article 18 hereinafter referred to.

            (2) Without any previous notice or demand, separate actions may be maintained by the Landlord against the Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

            (3) All sums which the Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed Additional Rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

            (4) Notwithstanding anything in this lease to the contrary, all amounts payable by the Tenant to or on behalf of the Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

            (5) THE LANDLORD AND THE TENANT EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT TO ENFORCE OR INTERPRET THE TERMS AND CONDITIONS OF THIS LEASE.

      18. LIABILITY OF TENANT FOR DEFICIENCY

            In the event that the relation of the Landlord and the Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the Rent reserved and the Rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the Rent referred to shall include the stated reserved Base Rent together with all Additional Rent and charges required to be paid by the Tenant under this lease including but not limited to taxes and insurance costs, and the costs of re-renting.

      19. NOTICES

            All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

            All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Tenant shall designate in writing with a copy to Kelley Drye & Warren LLP, 200 Kimball Drive, Parsippany, New Jersey, Attention: Christopher FitzPatrick, Esq. (facsimile: (973) 503-5950).

            All notices hereunder shall be effective upon the earlier of receipt or refusal of delivery.

      20. NON-WAIVER BY LANDLORD

            The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

      21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

            21.1 The Tenant may make alterations, additions or improvements to the Building only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Building, or do not lessen the value of the Leased Premises or the Building. If the Landlord fails to respond to any such request within ten (10) business days, such request shall be deemed approved. Any consent which the Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by the Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term. Any such removal requirement shall be expressly stated in the Landlord's written consent. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation, provided that the Tenant, at its option, shall have the right to remove the same, provided it shall be responsible to repair any damage to the Leased Premises or the Building occasioned by such removal, provided such removal is made prior to the expiration of the lease term. Notwithstanding anything hereinabove contained to the contrary, it is understood and agreed that Tenant shall have the right to make non-structural alterations, without Landlord's prior written consent, provided that (a) such alterations do not adversely affect the Building's plumbing, electrical or heating, ventilating and air conditioning systems, (b) do not require any permits or approvals and (c) will cost no more than TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS to perform. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

            21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

            21.3 It is expressly understood and agreed that in the event alterations or improvements required by Tenant are performed by Landlord's designated contractor, the Tenant shall make payments to said contractor strictly in accordance with the agreement entered into between said parties. Default in payment by Tenant under said construction contract shall be deemed to be a default under this lease for which Landlord shall have the right of termination as hereinbefore set forth in Article 17.

      22. NON-LIABILITY OF LANDLORD

            22.1 It is expressly understood and agreed by and between the parties to this lease that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

            22.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for damage or injury caused by the negligence or willful misconduct of the Landlord or Landlord's agents, servants or employees.

      23. WARRANTY OF TITLE

            Landlord represents that it is about to acquire title to the lands and Leased Premises which are the subject of this lease and that it has the full right, capacity and authority to enter into the within lease agreement. This lease is subject to and contingent upon Landlord acquiring title to the Leased Premises.

      24. RESERVATION OF EASEMENT

            The Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

      25. AIR, GROUND AND WATER POLLUTION

            The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, ground or air pollution; and the Tenant, in any event, will take prompt steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased Premises. This covenant shall survive the expiration or earlier termination of this lease.

      26. STATEMENT OF ACCEPTANCE

            During the term of this lease (but not more than three (3) times in any calendar year), the Tenant agrees that it will furnish to the Landlord a statement that the lease is in full force and effect in accordance with its terms, together with such other affirmative representations as may be required by the Landlord's mortgagee or for other business purposes, so as to provide for the Landlord's benefit, an estoppel certificate as the same may be required from time to time for legitimate business purposes of the Landlord. Said statement shall set forth the Commencement Date and the expiration date of the lease term.

      27. FORCE MAJEURE

            Except for the obligation of the Tenant to pay Rent and other charges as in this lease provided, the period of time during which the Landlord or the Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of the Landlord or the Tenant, as the case may be, shall be added to the time for performance of such act.

      28. STATEMENTS BY LANDLORD AND TENANT

            The Landlord and the Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Base Rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

      29. CONDEMNATION

            29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) per cent of the Building is taken, or (ii) in the event that more than twenty-five (25%) per cent of the Property is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building, ground area, parking area, or deny access to the Leased Premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of Rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

            29.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 29.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the Rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to the extent of the condemnation award.

      30. QUIET ENJOYMENT

            The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

      31. SURRENDER OF LEASED PREMISES

            On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant (for which the Landlord provided notice of such removal requirement at the time of its response to the Tenant's request) and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Leased Premises not be surrendered at the end of the lease term, Tenant shall be responsible to pay Landlord, monthly, an amount equal to 125% of the monthly installment of Base Rent payable by Tenant prior to the expiration or earlier termination of this lease for the first month or part thereof that the Tenant holds over in the Leased Premises and 150% of the monthly installment of Base Rent payable by the Tenant prior to the expiration or earlier termination of this lease for the first month or part thereof that the Tenant holds over in the Leased Premises.

      32. INDEMNITY

            Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to Article 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                  (i) Any matter, cause or thing arising out of use, occupancy, control or management of the Leased Premises and any part thereof;

                  (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                  (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

                  (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

                  (v) Subject to the provisions of Article 22.1, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

            The Landlord shall promptly notify the Tenant of any such claim asserted against it and shall promptly send to the Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against the Landlord by reason of any such claim.

      33. SHORT FORM LEASE

            It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained, may be recorded by the Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

      34. LEASE CONSTRUCTION

            This lease shall be construed pursuant to the laws of the State of New Jersey.

      35. BIND AND INURE CLAUSE

            The terms, covenants and conditions of the this lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

      36. DEFINITIONS

            The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

      37. NET RENT

            It is the purpose and intent of the Landlord and the Tenant that the Rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the Rent specified in Article 3 hereof in each month during the term of this lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of this lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

      38. DEFINITION OF TERM OF "LANDLORD"

            When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the Leased Premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of this lease.

      39. COVENANTS OF FURTHER ASSURANCES

            If, in connection with obtaining financing for the improvements on the Leased Premises, the Mortgage Lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or decrease the Landlord's obligations and/or undertakings under this lease or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

      40. LANDLORD'S REMEDIES

            40.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the

Landlord, shall be deemed to be in exclusion of any of the others.

            40.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

            40.3 No receipt of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

            40.4 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in enforcing the terms and conditions of this lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorneys' fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request.

      41. COVENANT AGAINST LIENS

            Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. Notwithstanding anything to the contrary contained in this lease, provided that the Tenant furnishes security reasonably acceptable to the Landlord, the Tenant shall have the right to contest, in good faith by appropriate legal proceedings, the validity or amount of any mechanics', laborers', artisans' or materialmen's lien or other claimed lien. On final, unappealable determination of such lien or such claim for lien, the Tenant will promptly pay any judgment rendered with all proper costs and charges and shall have such lien released or judgment satisfied at the Tenant's sole expense. The Tenant will pay, protect, and indemnify the Landlord, within ten (10) days after written demand therefore from and against all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys' fees, incurred by the Landlord by reasons of the filing of any lien and/or removal of same. If a lien is attached to the Property, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same. Any amount paid by the Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by the Tenant to the Landlord within thirty (30) days after demand as Additional Rent. The Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. The violation of this Article 41 shall be considered a breach of this lease.

            42. BROKERAGE

                  The parties mutually represent to each other that PRE REAL ESTATE SERVICES, LLC and TRAMMELL CROW SERVICES INC. are the sole brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage commissions due to the above brokers in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

            43. SUBORDINATION OF LEASE

                  On the condition that the Tenant receives from the mortgagee of the Landlord a Subordination, Non-Disturbance and Attornment Agreement as described below, this lease shall be subject and subordinate at all times to the lien of any bona fide mortgages, ground leases or other encumbrances now or hereafter placed on the Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgages or ground leases or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. As a precondition to the effectiveness of this lease, Landlord hereby agrees that it shall obtain, for the benefit of Tenant, a Subordination, Non-Disturbance and Attornment Agreement from Landlord's current mortgagee and from all future mortgagees of the Property; any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the applicable mortgagee's customary form.

            44. LIMIT OF LANDLORD'S LIABILITY

                  In case the Landlord shall be a joint venture, partnership, tenancy in common, trust, limited liability company, association or other form of joint ownership, the individual members thereof shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, except to the extent of any individual member's equity ownership of the land, Building and improvements located on the Property.

            45. LOSS OF OPTION RIGHTS

                  Anything in this lease to the contrary notwithstanding, it is expressly understood and agreed that the Option to Renew as provided in Article 48 shall be deemed null and void and of no further force and effect upon notice by the Landlord to the Tenant in the event (i) Landlord institutes litigation to enforce payment and performance as required under this lease, and providing the Landlord is successful and prevails in such action; or (ii) the Tenant is consistently late in the punctual payment of annual Base Rent and/or Additional Rent required to be paid under this lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period measured from the date of the first late payment.

            46. SECURITY

                  As an express condition of the within lease, the Tenant shall deposit with the Landlord the following security which shall be held during the lease term to guarantee the faithful performance by the Tenant of the Tenant's lease obligations as herein provided which security shall be in the aggregate amount of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS to be deposited as follows: an irrevocable and unconditional letter of credit in the amount of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS from a recognized banking institution located within the State of New Jersey or the City of New York having a net worth of at least FIVE HUNDRED MILLION AND 00/100 ($500,000,000.00) DOLLARS. The letter of credit shall be payable upon sight draft, together with a certification of Landlord that Tenant is in default uncured pursuant to the terms and conditions of this lease. The Tenant shall be obligated to renew and furnish to the Landlord evidence of the renewal of the letter of credit at least thirty (30) days prior to the effective expiration thereof. If such renewal is not furnished by the Tenant to the Landlord within thirty (30) days of the expiration date of the letter of credit, the Landlord shall have the unrestricted right to cash the letter of credit and to retain the proceeds as security hereunder in accordance with the terms and conditions as herein provided. Notwithstanding the foregoing, the letter of credit may be reduced (a) to the amount of FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS at the commencement of the sixth (6th) year of the lease term, provided that the Tenant has not previously been in default hereunder, beyond applicable notice and cure periods, or (b) to an amount equal to three (3) months of the average Base Rent payable by Tenant during the Term of this

Lease, at such time as Tenant has achieved "a BBB-" rating from a major rating agency which is acceptable to the Landlord's mortgagee. Upon termination of this lease, and provided the Tenant is not in default hereunder and has performed all of its obligations under this lease, the Landlord shall return the security held by it hereunder to the Tenant. The Tenant hereby acknowledges that the Landlord shall have the right to apply all or any portion of the security deposit against any Base Rent or Additional Rent which is owed by the Tenant beyond any applicable notice and cure period; in the event of any application of the Tenant's security deposit, the Tenant hereby agrees that it shall replenish said security deposit upon Landlord's written demand. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. The Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated. If the Landlord transfers its interest in the Leased Premises during the term of this lease, the Landlord shall remain fully liable for the return of the security funds unless such transferee shall assume in writing all obligations provided hereunder with respect to the security funds.

            47. SURVIVAL OF OBLIGATION

                  It is expressly understood and agreed that in the event there are any obligations of the Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make Rent adjustments and other lease adjustments, shall survive the expiration or termination of the lease term and surrender of the Leased Premises by the Tenant to the Landlord.

            48. OPTION TO RENEW

                  Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease for one (1) five (5) year renewal period, to commence at the end of the initial term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

                    (1) The Tenant shall pay during the five (5) year renewal term annual Base Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as follows: After the Tenant has given written notice to the Landlord, as hereinafter provided, of its exercise of the within option, the Landlord shall deliver to the Tenant a written notice stating the Base Rent to be paid for the Leased Premises during the five (5)year renewal term. In the event that the Tenant objects to the Base Rent quoted by the Landlord, the issue of fair market value shall be open to negotiation between Landlord and the Tenant. In the event the parties cannot agree within thirty (30) days after the Landlord's notice of the then fair market rental value, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by the Landlord and the Tenant, which the Appraiser shall be knowledgeable in the Morris County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of the Landlord and the Tenant. It is expressly understood and agreed that in any event the renewal Base Rent for the five (5) year renewal term shall not be less than the annual Base Rent of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

                    (2) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, nine (9) months prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than nine (9) months prior to the date fixed for termination of the original term of this lease.

                    (3) The obligation to pay the Base Rent as hereinabove set forth shall be in addition to the obligation to pay all Additional Rent and other charges required by the terms and conditions of this lease.

            49. EXECUTION AND DELIVERY

                  The submission of the within lease by the Landlord to the Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of the Tenant, it being intended that no rights or obligations shall be created by the Landlord or the Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                         WR&E-CHESTER, LLC

/s/ Edward S. Walsh              By: /s/ Patrick R. Eichner         (L.S.)
-----------------------------        --------------------------------------
                                     Patrick R. Eichner
                                     Managing Member


ATTEST:                          ADAMS RESPIRATORY THERAPEUTICS, INC.

/s/ Brad Cole                    By: /s/ Walter E. Riehemann
-----------------------------        --------------------------------------
Brad Cole                            Walter E. Riehemann
Associate General Counsel            Executive Vice President,
                                     Chief Legal and Compliance Officer

STATE OF NEW JERSEY        )
                           ) SS.:
COUNTY OF MORRIS           )

      BE IT REMEMBERED, that on this 31st day of October, 2005, before me, the subscriber, personally appeared Patrick Eichner, who, I am satisfied, is the person who signed the within instrument as Manager of WR&E-CHESTER, LLC, a New Jersey limited liability company, and thereupon he acknowledged that the said instrument was signed, sealed and delivered by him as such Manager, and is the voluntary act and deed of the limited liability company.

                                      /s/ Kelly C. Brophy
                                      --------------------------------------
                                      137/82/5911              exp. 12/16/09

STATE OF NEW JERSEY        )
                           ) SS.:
COUNTY OF MORRIS           )

      BE IT REMEMBERED, that on this 31st day of October, 2005, before me, the subscriber, Kelly Brophy, personally appeared Walter E. Riehemann, who, I am satisfied, is the person who signed the within Instrument as Exec. Vice President, of ADAMS RESPIRATORY THERAPEUTICS, INC., a New Jersey corporation, the Tenant named therein, and he thereupon acknowledged that the said Instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                      /s/ Kelly C. Brophy
                                      --------------------------------------
                                      137/82/5911              exp. 12/16/09

                                  Schedule "A"

                          Metes and Bounds Description

                                  SCHEDULE "B"

                               BASE BUILDING PLANS

                                 SCHEDULE "B-1"

                                  TENANT'S PLAN

                                 SCHEDULE "B-2"

                                     BUDGET

                                  SCHEDULE "C"

                              LANDSCAPING SERVICES

(A) Grass Cutting - Grass cutting is to be done once a week, March through November.

(B)   Fertilization - Lawns are to be fertilized spring, summer and fall.

(C)   Seeding - Lawns are to be seeded in the spring and fall.

(D) Shrubs and Trees - Shrubs and trees are to be pruned in the spring and fall.

(E) Tenant is to provide Landlord with copies of maintenance and service contracts.